For the fiscal year ended (a) August 31, 2003
File number: 811-4024

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

California Series

         A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21, 2003 and further adjourned to September 12, 2003, October 10, 2003 and November 5, 2003. At such meetings the shareholders approved the following proposals:

1)*	Vote on Trustees/Directors:

                  				Affirmative		Authority
						votes cast		 Withheld

		David E. A. Carson		8,859,865		165,023
		Robert F. Gunia		8,870,939		153,949
		Robert E. La Blanc		8,874,919		149,969
		Douglas H. McCorkindale	8,874,542		150,346
		Stephen P. Munn		8,876,575		148,313
		Richard A. Redeker		8,863,833		161,055
		Judy A. Rice			8,877,995		146,893
		Robin B. Smith		8,861,609		163,279
		Stephen Stoneburn		8,864,963		159,925
		Clay T. Whitehead		8,865,170		159,718

2)**	To Permit the Manager to Enter into, or make material changes to,
Subadvisory Agreements without shareholder approval.

		For			Against		Abstain
		4,660,639		860,088		405,897

3)*	To Permit an amendment to the Management Contract Between PI and the Company on behalf of each Fund).

		For			Against		Abstain
	8,245,874		451,408		327,606

4a)**	To approve changes to fundamental investment restrictions or policies, relating to: fund diversification.

		For			Against		Abstain
	5,094,444		411,423		420,757

4b)**	To approve changes to fundamental investment restrictions or policies, relating to: issuing senior securities, borrowing money or pledging assets.

		For			Against		Abstain
	4,934,747		555,620		463,257

4c)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling real estate.

		For			Against		Abstain
	4,923,424		575,075		428,125

4d)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts.

		For			Against		Abstain
	4,819,411		664,829		442,384

4f)**	To approve changes to fundamental investment restrictions or policies, relating to:  making loans.

		For			Against		Abstain
		4,902,202		563,114		461,308

4g)**	To approve changes to fundamental investment restrictions or policies, relating to: other investment restrictions, including investing in securities of other investment companies.

		For			Against		Abstain
	4,834,566		600,864		491,194

5)***	To approve amendments to the Company?s Declaration of Trust.

		For			Against		Abstain

*	Approved at the July 17, 2003 meeting.
**	Approved at the August 21, 2003 meeting.
***	Adjourned until November 5, 2003.



For the fiscal year ended (a) August 31, 2003
File number: 811-4024

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

California Income Series

         A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21, 2003 and further adjourned to September 12, 2003, October 10, 2003 and November 5, 2003. At such meetings the shareholders approved the following proposals:

1)*	Vote on Trustees/Directors:

                  				Affirmative		Authority
						votes cast		 Withheld

		David E. A. Carson		20,515,623		231,064
		Robert F. Gunia		20,518,081		228,606
		Robert E. La Blanc		20,483,988		262,699
		Douglas H. McCorkindale	20,487,615		259,072
		Stephen P. Munn		20,520,737		225,950
		Richard A. Redeker		20,520,737		225,950
		Judy A. Rice			20,518,081		228,606
		Robin B. Smith		20,519,372		227,315
		Stephen Stoneburn		20,520,737		225,950
		Clay T. Whitehead		20,520,737		225,950

2)**	To Permit the Manager to Enter into, or make material changes to,
Subadvisory Agreements without shareholder approval.

		For			Against		Abstain
		9,085,591		1,330,115		474,426

3)*	To Permit an amendment to the Management Contract Between PI and the Company on behalf of each Fund).

		For			Against		Abstain
	19,612,250		653,953		480,484

4a)**	To approve changes to fundamental investment restrictions or policies, relating to: fund diversification.

		For			Against		Abstain
	9,598,160		814,723		477,249

4b)**	To approve changes to fundamental investment restrictions or policies, relating to: issuing senior securities, borrowing money or pledging assets.

		For			Against		Abstain
	9,249,641		1,112,257		528,234

4c)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling real estate.

		For			Against		Abstain
	9,431,014		941,248		517,870

4d)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts.

		For			Against		Abstain
	9,328,406		1,044,099		517,627

4f)**	To approve changes to fundamental investment restrictions or policies, relating to:  making loans.

		For			Against		Abstain
		9,278,201		1,071,406		540,525

4g)**	To approve changes to fundamental investment restrictions or policies, relating to: other investment restrictions, including investing in securities of other investment companies.

		For			Against		Abstain
	9,329,222		1,042,278		518,632

5)***	To approve amendments to the Company?s Declaration of Trust.

		For			Against		Abstain

*	Approved at the July 17, 2003 meeting.
**	Approved at the August 21, 2003 meeting.
***	Adjourned until November 5, 2003.


For the fiscal year ended (a) August 31, 2003
File number: 811-4024

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

California Money Market Series

         A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21, 2003 and further adjourned to September 12, 2003, October 10, 2003 and November 5, 2003. At such meetings the shareholders approved the following proposals:

1)*	Vote on Trustees/Directors:

                  				Affirmative		Authority
						votes cast		 Withheld

		David E. A. Carson		189,297,400		5,240,363
		Robert F. Gunia		189,423,709		5,114,054
		Robert E. La Blanc		189,291,074		5,246,689
		Douglas H. McCorkindale	189,297,400		5,240,363
		Stephen P. Munn		189,378,628		5,159,135
		Richard A. Redeker		189,423,709		5,114,054
		Judy A. Rice			189,359,509		5,178,254
		Robin B. Smith		189,359,509		5,178,254
		Stephen Stoneburn		189,359,509		5,178,254
		Clay T. Whitehead		189,359,509		5,178,254

2)**	To Permit the Manager to Enter into, or make material changes to,
Subadvisory Agreements without shareholder approval.

		For			Against		Abstain

3)*	To Permit an amendment to the Management Contract Between PI and the Company on behalf of each Fund).

		For			Against		Abstain
	185,205,581		7,580,178		1,752,004

4a)**	To approve changes to fundamental investment restrictions or policies, relating to: fund diversification.

		For			Against		Abstain


4b)**	To approve changes to fundamental investment restrictions or policies, relating to: issuing senior securities, borrowing money or pledging assets.

		For			Against		Abstain

4c)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling real estate.

		For			Against		Abstain

4d)**	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts.

		For			Against		Abstain

4f)**	To approve changes to fundamental investment restrictions or policies, relating to:  making loans.

		For			Against		Abstain

4g)**	To approve changes to fundamental investment restrictions or policies, relating to: other investment restrictions, including investing in securities of other investment companies.

		For			Against		Abstain

5)**	To approve amendments to the Company?s Declaration of Trust.

		For			Against		Abstain

*	Approved at the July 17, 2003 meeting.
**	Adjourned until November 5, 2003.